                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 8, 2001


                      INTEGRATED INFORMATION SYSTEMS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                      29947                   860624332
        --------                      -----                   ---------
     (State or other               (Commission              (IRS Employer
      jurisdiction                File Number)           Identification No.)
    of incorporation)



               1560 W. FOUNTAINHEAD PARKWAY, TEMPE, ARIZONA 85282
               --------------------------------------------------
               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code  (480) 317-8000


                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

      From December 21 to December 29, 2000, James G. Garvey, Jr., the Chairman, President and Chief Executive Officer of Integrated Information Systems, Inc. (the "Company"), purchased an aggregate of 734,838 shares of common stock in privately negotiated transactions for a total purchase price, paid out of personal funds, of $734,838. The following table lists the sellers and the number of shares sold by each:

             Name of Seller                         Number of Shares
             --------------                         ----------------
            MGCM Partners, L.P.                         524,659
            12 Squared Partners, L.L.C.                 105,247
            JDMD Investments, L.L.C.                    104,932


Subsequent to December 29, 2000, Mr. Garvey purchased an additional 197,600 shares of common stock in the open market for a total purchase price, paid out of personal funds, of $199,975. As a result of these purchases, Mr. Garvey now owns an aggregate of 10,587,438 shares, constituting approximately 51.2% of the Company's outstanding common stock.

      At a meeting of the board of directors of the Company held on January 8, 2001, the outside directors voted for, and the management directors voted against, the establishment of a special committee, comprised of the five outside directors, with broad powers to set new financial strategies, hire additional advisors and consultants and waive any conflicts those advisors or consultants may have with the Company.

      On January 8, 2001, Mr. Garvey, as majority stockholder, submitted a written consent to the Company appointing R. Nicholas Loope, John M. Blair, Perry B. Sells and Chris Johnson as additional board members. Mr. Loope is the President and Chief Executive Officer of The Durrant Group, Inc., an international architectural firm. Mr. Sells is Managing Director of Eagles, Inc., a leadership consulting company. Mr. Blair is a management consultant who served as Chief Operating Officer of the Company from 1999 through 2000. Mr. Blair also sits on the boards of Western International University and The Apollo Group. Mr. Johnson is General Manager of the Retail Services division of the Company. Mr. Garvey, his board designees, and the other officers of the Company on the Board now constitute a majority of the Company's board of directors.

      On January 10, 2001, directors Garvey, Wirthlin and Blair submitted a formal request for the Company to call a special meeting of stockholders to consider the removal of the existing board of directors and the election of a new board comprised of Messrs. Garvey, Wirthlin, Blair, Loope, Sells and Johnson.

      At a meeting of the board of directors held on January 11, 2001, the Board, by a vote of the inside and newly elected directors, approved resolutions
(i) terminating the special committee, and (ii) establishing a special meeting of stockholders to consider the removal of the existing Board of Directors and the election of a new Board of Directors.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        Exhibit Number              Description
        --------------              -----------
              1                     Press Release issued January 11, 2001.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTEGRATED INFORMATION SYSTEMS, INC.



Date:  January 11, 2001             By:  /s/ David Wirthlin
                                         ----------------------------------
                                         David Wirthlin
                                         (Principal Financial Officer and
                                         Duly Authorized Officer)


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